Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC  ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-165827, 333-168631, 333-172794, 333-180266, 333-187394, and 333-189450) and Form S-3 (No. 333-183726) of Meru Networks, Inc. of our reports dated February 28, 2014 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Jose, California

February 28, 2014